UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2024

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Point Energy Partners Acquisition

On July 27, 2024, Vital Energy, Inc. (the “Company”) entered into a purchase and sale agreement (the “Point Energy PSA”) with Northern Oil and Gas, Inc. (“NOG”) and Point Energy Partners Petroleum, LLC, Point Energy Partners Operating, LLC, Point Energy Partners Water, LLC and Point Energy Partners Royalty, LLC (together, the “Seller”), pursuant to which the Company and NOG agreed to purchase Seller’s oil and gas properties located in Ward and Winkler Counties and related assets and contracts, for an aggregate purchase price of $1.1 billion of cash, subject to customary closing price adjustments. The Company agreed to purchase 80% of the acquired assets for $880 million and will operate the assets, and NOG agreed to purchase the remaining 20% of the assets for $220 million. The Company currently expects to fund the purchase price and related transaction costs with borrowings under its senior secured credit facility.

The Point Energy PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner. The Company expects the acquisition to close in the third quarter of 2024, subject to customary closing conditions, with an effective date of April 1, 2024. There can be no assurance that all of the conditions to closing the acquisition will be satisfied. The foregoing description of the Point Energy PSA does not purport to be complete and is qualified in its entirety by reference to the Point Energy PSA filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Point Energy PSA contains representations, warranties and other provisions that were made only for purposes of the Point Energy PSA and as of specific dates and were solely for the benefit of the parties thereto. The Point Energy PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company or Seller or the assets to be acquired from the Seller. The representations and warranties made by the Company and Seller in the Point Energy PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 7.01	Regulation FD Disclosure.

On July 28, 2024, the Company issued a press release announcing the signing of the Point Energy PSA described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 28, 2024, the Company posted to its website, www.vitalenergy.com, an investor presentation. A copy of the investor presentation can be viewed at the website by first selecting “Investors,” then “News & Presentations,” then “Corporate Presentations.”

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated July 27, 2024, by and among Vital Energy, Inc. and Northern Oil and Gas, Inc., as Purchaser, and Point Energy Partners Petroleum, LLC, Point Energy Partners Operating, LLC, Point Energy Partners Water, LLC and Point Energy Partners Royalty, LLC, as Seller.*

99.1	Press release dated July 28, 2024 announcing the signing of the Point Energy PSA.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: July 29, 2024	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Executive Vice President and Chief Financial Officer

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